EXHIBIT 10.1

AMENDED AND RESTATED LINE OF CREDIT GRID PROMISSORY NOTE

New York, New York

As of December 3, 2012 $12,500,000.00

1) FOR VALUE RECEIVED, on the Maturity Date, Viggle Inc., a Delaware corporation (the “Borrower”), at its offices at 902 Broadway, 11th Floor, New York, New York 10010, promises to pay to the order of Sillerman Investment Company LLC (the “Lender”) at its offices, or at such other place as the Lender may designate in writing, the aggregate principal sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000) or, if less, the unpaid amount of all draws, plus accrued and unpaid interest due with respect to all outstanding draws, made by the Lender hereunder.

2) Maturity Date.  The “Maturity Date” shall be the earlier to occur of (i) June 29, 2013 or (ii) upon the receipt of net proceeds by the Company or any of its wholly-owned subsidiaries from one or more debt or equity offerings by the Company or any of its wholly-owned subsidiaries in an amount equal to at least the amount of principal and accrued and unpaid interest outstanding under this Grid Note.

3) Interest.  (a)                      Borrower will pay interest on the unpaid principal amount of all draws from time to time outstanding from the date of each draw until each such draw has been paid in full. Interest shall accrue at the simple interest rate equal to nine percent (9%) per annum, simple, with respect to each draw. Interest shall be computed on the basis of a 365 day year for actual days elapsed, but in no event higher than the maximum rate permitted under applicable law.

(b) Borrower will pay interest, calculated at the rate set forth above, upon the Maturity Date or such earlier date upon which any draw is paid. In addition, Borrower will pay a default rate equal to two percent (2%) per annum in excess of the rate set forth herein if an Event of Default has occurred and is continuing. Notwithstanding the foregoing however, in no event shall interest exceed the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to outstanding late charges, then to interest and the remainder, if any, to principal.

4) Requests for Loans; Disbursement of Proceeds. As of the date hereof, $10,000,000 has been borrowed pursuant to the Original Note (as defined in Section 8) and $2,000,000 has been borrowed pursuant to the Amended Note, in accordance with the Schedule attached hereto.  Borrower may borrow, and Lender agrees to make draws hereunder in amounts of no less than One Hundred Thousand Dollars ($100,000), upon notice of a proposed borrowing, and the requested amount thereof, to the Lender not later than 12:00 Noon (New York time) five (5) days prior to the date on which the proposed borrowing is requested to be made, subject to the satisfaction of all conditions precedent to such draw, including the delivery to the Lender of a funding memorandum substantially in the form attached hereto as Exhibit A; provided, that the aggregate principal amount of all draws outstanding at any one time shall not exceed $12,500,000.  Lender shall not be obligated to make draws more than once per month. Each notice of borrowing shall be delivered by hand or facsimile transmission. Each such notice shall be irrevocable by and binding on Borrower. Unless otherwise directed in writing by Borrower, the Lender shall promptly disburse the proceeds of such draw made hereunder by crediting the amount thereof as instructed in the applicable Disbursement Request.

5) Payments and Prepayments; Use of Grid. The Lender is hereby authorized by Borrower to enter and record on the schedule attached hereto (i) the loan number, (ii) the date of each draw made under this Grid Note, (iii) the dollar amount of the draw, (iv) the applicable interest rate, (v) interest due on Maturity Date, (vi) each payment and prepayment of any draw thereon, and (vii) date of payment, without any further authorization on the part of Borrower or any endorser or guarantor of this Grid Note; provided, however, that the Lender shall promptly deliver to the Borrower a copy of this Grid Note following the entry of each draw hereunder. The entry of a draw on said schedule shall be prima facie and presumptive evidence of the entered draw and its conditions, absent manifest error. The Lender’s failure to make an entry, however, shall not limit or otherwise affect the obligations of Borrower or any endorser or guarantor of this Grid Note. Borrower may make prepayments in whole or in part hereunder at any time, provided accrued, but unpaid interest is paid through the prepayment date. If any payment of principal or interest becomes due on a day on which the Lender is closed, such payment shall be made not later than the next succeeding Business Day (a “Business Day” shall be considered to be Monday through Friday from 9am to 5pm local time, excluding weekends and public holidays) and such extension shall be included in computing interest in connection with such payment. All payments by Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.  All net proceeds received by the Company or any of its wholly owned subsidiaries from any debt or equity offering by the Company or any of its wholly-owned subsidiaries shall first be applied toward the payment in full of all outstanding principal and accrued but unpaid interest outstanding under this Grid Note.

6) Use of Proceeds. The proceeds of each draw hereunder shall be used for general corporate and working capital purposes of Borrower. Borrower will not, directly or indirectly, use any proceeds of draws hereunder for the purpose of purchasing or carrying any margin stock within the meaning of Regulation X of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

7) Event of Default.

(a) It is expressly agreed that the whole of the indebtedness evidenced by this Grid Note shall immediately become due and payable, at the option of the Lender, on the happening of any default or event constituting an event of default hereunder (each an “Event of Default”).

(b) An Event of Default shall occur on:  (i) the non-payment of any of the amounts due hereunder within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Borrower; (iii) any petition in bankruptcy being filed by or against the Borrower or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Borrower either through reorganization, composition, extension or otherwise; provided, however, that Borrower shall have a sixty (60) day grace period to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such sixty (60) day grace period, the Lender shall not be obligated to make draws hereunder and the Lender may seek adequate protection in any bankruptcy proceeding; (iv) the making by the Borrower of an assignment for the benefit of creditors, calling a meeting of creditors for the purpose of effecting a composition or readjustment of its debts, or filing a petition seeking to take advance of any other law providing for the relief of debtors; (v) any seizure, vesting or intervention by or under authority of a government, by which the management of the Borrower, is displaced or its authority in the conduct of its business is curtailed; (vi) the appointment of any receiver of any material property of the Borrower; (vii) if any warranty, representation, statement, report or certificate made now or hereafter by Borrower to Lender pursuant hereto is untrue or incorrect in any material respect at the time made or delivered; (viii) the Borrower shall contest, dispute or challenge in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision set forth herein or any transaction contemplated in this Grid Note; or (ix) if there shall be a material adverse change in the business plan or prospects of Borrower in the reasonable opinion of Lender.

8) Amendment and Restatement of June 29, 2012 Note.  This Grid Note amends and restates in its entirety that certain Line of Credit Grid Promissory Note entered into between Borrower and Lender on June 29, 2012 (the “Original Note”), and the Amended and Restated Line of Credit Grid Promissory Note entered into between Borrower and Lender on October 25, 2012 (the “Amended Note”).

9) Governing Law. This Grid Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its rules on conflicts of laws.

10) No Waiver. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

11) Costs and Expenses. Borrower shall reimburse the Lender for all costs and expenses incurred by the Lender in connection with the enforcement of this Grid Note or any document, instrument or agreement relating thereto.

12) Amendments. No amendment, modification, or waiver of any provision of this Grid Note nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13) Successors and Assigns. This Grid Note shall be binding upon Borrower and its heirs, legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns, including subsequent holders hereof.

14) Severability. The provisions of this Grid Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Grid Note in any jurisdiction.

15) Entire Agreement. This Grid Note sets forth the entire agreement of Borrower and the Lender with respect to this Grid Note and may be modified only by a written instrument executed by Borrower and the Lender.

16) Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Grid Note.

17) Jurisdiction; Service of Process. Borrower agrees that in any action or proceeding brought on or in connection with this Grid Note (i) any New York State or Federal court sitting in New York County, New York, shall have jurisdiction of any such action or proceeding, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Lender upon Borrower by registered or certified mail directed to Borrower at its address referenced above, Borrower hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing Borrower shall appear or answer to any summons and complaint or other process, and should Borrower fail to appear to answer within said thirty day period, it shall be deemed in default and judgment may be entered by the Lender against Borrower for the amount as demanded in any summons or complaint or other process so served.

18) WAIVER OF THE RIGHT TO TRIAL BY JURY. BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS GRID NOTE OR ANY TRANSACTIONS HEREUNDER. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

Signatures on following page

Viggle Inc.

By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

SCHEDULE TO LINE OF CREDIT GRID PROMISSORY NOTE

Borrower:  Viggle Inc.

Date of Original Note:  June 29, 2012

Date of Amended Note:  October 25, 2012

Date of Second Amended Note:  December 3, 2012

Loan Number	Date of draw	Commitment Amount	draw	Maturity Date	Interest Rate	Interest Due upon Maturity Date	Amount Paid	Date Payment
	6/29/12		$2,500,000
	8/10/12		$3,500,000
	9/7/12		$3,000,000
	10/4/12		$1,000,000
	10/30/12		$2,000,000
	12/3/12		$500,000

EXHIBIT A

FUNDING MEMORANDUM

_________ __, 2012

Sillerman Investment Company LLC
____________________
____________________

Dear ____________________:

We hereby request that you make available in our account No. _____________ the amount of $______________, and which shall constitute a draw under the Line of Credit Grid Note made by Viggle Inc. (“Borrower”) to the order of Sillerman Investment Company LLC  (the “Lender”) dated as of June 29, 2012 (as amended from time to time, the “Grid Note”).

Under the Grid Note, the Lender is authorized to enter and record on the schedule attached thereto (i) the loan number, (ii) the date of each draw, (iii) the Commitment Amount, (iv) the dollar amount of the draw, (v) the Maturity Date of the draw, (vi) the interest rate, (vii) interest due on Maturity Date, (viii) each payment of any draw and (ix) date of payment, without any further authorization on the part of Borrower.

Borrower represents, warrants and certifies to Lender as follows:

(b) there does not exist any known deficiency in any of the documents identified in this Funding Memorandum, and Borrower agrees that any deficiencies subsequently discovered will be promptly reported to the Lender;

(c) both before and after funding the draw requested hereunder Borrower is not in default, no Event of Default exists, and no Event of Default shall result from the making of the draw requested hereunder;

(d) all of the representations and warranties of Borrower contained herein shall be true and correct in all material respects to the same extent as though made on and as of any making of the draw requested hereunder; and

(e) after giving effect to the amount of the requested draw, the aggregate amount of outstanding draws under the Facility shall not exceed $12,500,000.

Very truly yours,

Viggle Inc.

By:
Name:
Title: